EXHIBIT 32.1

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002


The undersigned hereby certifies in his capacity as Chief Executive Officer of Belport Capital Fund LLC (the "Fund"), that:

(a) the quarterly Report of the Fund on Form 10-Q for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.

Date:  August 14, 2003



                              /s/ Thomas E. Faust Jr.
                              -----------------------
                              Thomas E. Faust Jr.
                              Chief Executive Officer